CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The General Partner and Unitholders
AllianceBernstein L.P.
AllianceBernstein Holding L.P.

We consent to the incorporation by reference in the Prospectuses constituting part of this Registration Statement on Form S-1 of our reports dated February 24, 2006, with respect to (i) the consolidated statement of financial condition of AllianceBernstein L.P. as of December 31, 2005, and the related consolidated statements of income, changes in partners' capital and comprehensive income and cash flows for each of the years in the two-year period ended December 31, 2005 and the December 31, 2005 financial statement schedule, and (ii) the statement of financial condition of AllianceBernstein Holding L.P. as of December 31, 2005, and the related statements of income, changes in partners' capital and comprehensive income and cash flows for each of the years in the two-year period ended December 31, 2005, appearing in AXA Equitable Life Insurance Company's Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ KPMG LLP
New York, New York
April 24, 2007


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 Exhibit No.                                                  TAG VALUE
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(24)(b)                          Powers of Attorney          EX-99.24(b)